EXHIBIT 10.38

AVAYA INC. 2004 LONG TERM INCENTIVE PLAN

Article 1 - Background and Purpose

This is the amended and restated Avaya Inc. Long Term Incentive Plan for Management Employees (the “Prior Plan”), which, among other things, has been amended and restated to include provisions relating to Awards to Non-Employee Directors.  Pursuant to the terms of this document, this amended and restated plan shall be called the Avaya Inc. 2004 Long Term Incentive Plan.

The purpose of this Plan is to enhance shareholder value by reinforcing the Company’s efforts to motivate Employees to contribute to the Company’s growth and performance and enabling the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  In addition, the Plan is designed to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Company, and to solidify the common interests of its directors and shareholders in enhancing the value of the Company’s common stock.  The Plan seeks to encourage the highest level of director performance by providing directors with a proprietary interest in the Company’s performance and progress.

Article 2 - Definitions

For the purposes of this Plan, the following words shall have the meanings ascribed to them below:

(a)                                  Affiliate

Any (i) Person that directly or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) entity in which the Company has a significant equity interest, as determined by the Committee.

(b)                                  Annual Meeting

The Company’s annual, general meeting of shareholders.

(c)                                  Annual Term

Each twelve calendar-month period beginning on March 1, 2004 and each March 1 thereafter.

(d)                                  Award

Any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award, Substitute Award, Stock Retainer or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

(e)                                  Award Agreement

The written agreement, contract or other instrument or document provided by the Company to evidence an Award and signed by both the Company and the Participant, or such other documentation in such form as the Committee may from time to time approve.

(f)                                    Board

The Board of Directors of the Company.

(g)                                 Business Day

Any day on which the New York Stock Exchange is open for transaction of business.

(h)                                 Change in Control

The happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security so being converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Article 2(g); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest

(as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of the directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                                                (iv)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(i)                                    Code

The Internal Revenue Code of 1986, as amended.

(j)                                    Committee

The Corporate Governance and Compensation Committee of the Board, or any successor committee that is comprised of two or more Directors who meet the criteria for independence as required by any applicable law and the listing standards of the New York Stock Exchange.

(k)                                Company

Avaya Inc., a Delaware corporation.

(l)                                    Company Action

A Company or Subsidiary declared or initiated (i) termination from service under a force management program, (ii) sale of a unit or portion of a unit, (iii) transfer of a Participant to a corporation, partnership, limited liability company or other business entity in which the Company has a direct or indirect equity interest and which does not constitute a Subsidiary or (iv) placement of the job function of a Participant with an outsourcing contractor unless the successor employer has made appropriate provision for the assumption and continuation of Awards of Employees who are employed by the successor employer after an event described in (ii), (iii) or (iv).

(m)                              Covered Employee

The Chief Executive Officer and all Vice-Presidents.

(n)                                 Deferral Plan

The Company’s Deferred Compensation Plan, and any successor or replacement plan then in effect with respect to Participants.

(o)                                  Delegate

The person or committee authorized by the Committee or the Board to exercise specified authority under this Plan.

(p)                                  Dividend Equivalent

Has the meaning assigned in Article 6(b).

(q)                                  Disability or Disabled

Termination of employment under circumstances where the Participant qualifies for benefits under a long-term disability pay plan as provided in the Participant’s Award Agreement.

(r)                                  Discounted Option

Any Option awarded under Article 7 with an exercise price that is less than the Fair Market Value of a Share on the date of the grant.

(s)                                  Effective Date

See Article 21.

(t)                                    Employee

Any employee of the Company or any Subsidiary, excluding leased employees within the meaning of Section 414(n) of the Code.

(u)                                 Exchange Act

The Securities Exchange Act of 1934, as amended.

(v)                                   Exercise Date

See Article 19(c)(v).

(w)                                Existing Plans

The Prior Plan, the 2000 Long Term Incentive Plan, the 2000 Stock Compensation Plan for Non-Employee Directors and the Broad-Based Stock Option Plan.

(x)                                  Expiration Date

The date specified in the Award Agreement after which rights under the Award expire.

(y)                                  Fair Market Value

The average of the high and low sales prices of a Share as reported on the New York Stock Exchange on the Grant Date, or if no sales of Shares were reported on such date, the average of the high and low sales prices of a Share on the next preceding day on which sales were reported.

(z)                                  Grant Date

The Grant Date shall be the date an Award is granted as set forth in the Award Agreement.

(aa)                            Net Income

The net income of the Company as determined under generally accepted accounting principles, excluding (a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) gains and losses (net of applicable taxes) from the sales of securities; and (d) nonrecurring items (net of applicable taxes) including, but not limited to, gains or losses on asset dispositions and sales of divisions, business units or subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets.

 (bb)                         Non-Employee Director

A member of the Board who is not an Employee of the Company or any of its Affiliates.

(cc)                            Option

An Award described in Article 7.

(dd)                            Other Stock Unit Award

An Award described in Article 11.

(ee)                            Participant

Each (i) Employee or (ii) Non-Employee Director,  who is selected by the Committee to receive an Award under the Plan

(ff)                                Performance Award

An award described in Article 10.

(gg)                          Performance Period

That period, established by the Committee at or after the time any Performance Award is granted, during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh)                          Person

Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision.

(ii)                                Plan

The Avaya Inc. 2004 Long Term Incentive Plan (formerly known as the Long Term Incentive Plan for Management Employees).

(jj)                                Restricted Stock

An Award described in Article 9.

(kk)                        Retainer

The retainer paid to a Non-Employee Director as compensation for services as a member of the Board or any committee of the Board with respect to each Annual Term, but shall not include any reimbursement for expenses.

(ll)                                Retirement

Termination of the employment of an Employee with the Company or any Subsidiary under circumstances where the Employee qualifies for benefits under a retirement plan as provided in the Employee’s Award Agreement.

(mm)                    Share

A share of the common stock of the Company, par value $.01 per share.

(nn)                          Stock Appreciation Right

An Award described in Article 8.

(oo)                            Stock Award Committee

A committee of one or more directors appointed by the Committee pursuant to Article 4.

(pp)                            Stock Retainer

That portion of a Non-Employee Director’s Retainer that, pursuant to Article 19(a) of this Plan, such Non-Employee Director has elected, or is required, to receive in Shares.

(qq)                            Subsidiary

A “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, an entity in which the Company directly or indirectly owns 50% or more of the voting interests or an entity in which the Company has a significant equity interest, as determined by the Committee.

(rr)                            Substitute Award

An Award granted in lieu of an Option, Restricted Stock or Stock Appreciation Right pursuant to Article 17.

(ss)                            Term

The period beginning on the date this Plan is approved by the stockholders of the Company, and ending on October 1, 2013.

Article 3 - Shares Available for Awards; Adjustments

(a)  Subject to adjustment as provided in Article 3(b) and the remainder of this Article 3(a), the aggregate number of Shares which may be made subject to Awards granted under this Plan shall not exceed 29,000,000.  Any Shares granted as Options (other than Discounted Options) or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted.  Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and thirty-five hundredths (1.35) Share for every one (1) Share granted. For each Discounted Option granted, the number of full Shares representing the aggregate value of the discount on the date of grant shall reduce the number of Shares that may be available for the grant of Awards by one and thirty-five hundredths (1.35) Share for every one (1) Share granted.  If any Shares are subject to an Award, including an award under any of the Existing Plans that was made prior to and remains outstanding as of the Effective Date, that is forfeited, settled in cash, expires, or is otherwise terminated without issuance of Shares, such Shares shall again be available for Awards under the Plan if no Participant shall have received any benefits of ownership in respect thereof.  In addition, the number of shares available for Awards under the Plan shall be increased by (i) that number of Shares which the Company repurchases in the open market or otherwise with proceeds received from Option exercises, (ii) Shares that are tendered or withheld to pay the exercise or purchase price of an Award or to settle tax withholding or other obligations arising in connection with an Award, and (iii) Shares that are not otherwise issued pursuant to an Award, in each case including with respect to awards made under any of the Existing Plans prior to and remaining outstanding as of the Effective Date.  In addition, the number of Shares available for grants under the Plan or to a Participant in any fiscal year shall not be reduced by Awards granted or Shares issued by the Company through the assumption of, or in substitution or exchange for awards or the right or obligation to make future grants of awards in connection with the acquisition of another corporation or business entity.  Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, treasury Shares, or any combination of the foregoing, as the Board or the Committee may from time to time determine.

(b)  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan, and to Awards as the Committee in its sole discretion deems equitable or appropriate, including, without limitation:  such adjustments in the aggregate number, class and kind of Shares or other consideration which may be delivered under the Plan, in the aggregate or to any one Participant; in the number, class, kind and option or exercise price of Shares subject to outstanding Awards granted under the Plan; and in the number, class and kind of Shares subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares or other securities subject to any Award shall always be a whole number.

(c)  Except as provided in Article 22, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or changes in applicable laws, regulations or accounting principles.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable.  In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

Article 4 - Administration

The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration and interpretation of the Plan, including a Stock Award Committee to make grants of Awards and discharge the duties of the Committee; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  The Committee or the Stock Award Committee may appoint a Delegate to administer and interpret the provisions of the Plan, promulgate rules and regulations under the Plan, discharge the duties of the Committee under Articles 12 and 17, designate employees to perform ministerial functions under this Plan and execute documents on behalf of the Company; provided, however, that any Delegate appointed pursuant to this Article 4 who is a Participant in the Plan shall not participate in making any decision that would benefit such Delegate, except to the extent such decision would only incidentally benefit the Delegate and would also generally benefit a larger class of Participants.

The interpretations and construction of any provision of the Plan by the Committee, the Stock Award Committee, or the Delegate, as the case may be, as well as any factual determinations, shall be final, unless otherwise determined by the Board.  No member of the Board, the Committee, the Stock Award Committee or any Delegate shall be liable for any action or determination made by him or her in good faith.

Article 5 - Eligibility

The Committee, in its sole discretion, may grant an Award to (i) any Employee who is actively employed by the Company or a Subsidiary and (ii) to any Non-Employee Director.  The adoption of this Plan shall not be deemed to give any Employee or Non-Employee Director any right to be granted an Award, except and to the extent and upon such terms and conditions as may be determined by the Committee.

Article 6 – Awards – General

(a)  Awards may be granted to Participants either alone, in tandem with or in addition to any other type of Award granted under the Plan.  Awards may be granted for no consideration, for such minimum consideration as is required by applicable law or for such other consideration as the Committee may determine.  Any Award granted under the Plan shall be evidenced by an Award Agreement.  The prospective recipient of any Award shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient has complied with the then applicable terms and conditions of the related Award Agreement.  The term of each Award shall be for such period of months or years from date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of seven (7) years from its Grant Date.  The Committee may impose such conditions on the exercise or vesting of any Award as it shall deem appropriate.

(b)  Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents (collectively, “Dividend Equivalents”), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

Article 7 - Options

An Option is a right to purchase Shares subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable; provided, however, that in no event shall any Option granted under this Plan be an “incentive stock option” as such term is defined under Section 422 of the Code:

(a)  Option Price.  The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that such exercise price shall not be less than 75% of the Fair Market Value of a Share on the date of the grant.

(b)  Exercisability.  Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

(c)  Method Of Exercise.  Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash or Shares (whether through actual delivery or attestation of sufficient ownership)  or by any combination of cash or Shares.  Subject to the other provisions of the Plan and any applicable Award Agreement, if permitted by the Committee, applicable accounting rules and applicable law, the Company may withhold Shares as payment of the exercise price for any Option.

(d)  Form Of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

(e)  Repricing.  Any repricing (as such term is defined under the listing standards of the New York Stock Exchange) of Options that are granted pursuant to the terms of this Plan shall be subject to the approval of the Company’s shareholders.

Article 8 - Stock Appreciation Rights

A Stock Appreciation Right is a right to receive in cash the difference between the Fair Market Value of a Share on the exercise date and the Grant Date.  Stock Appreciation Rights may be granted alone (“freestanding”) or may be related to an Option or other Award.  A freestanding Stock Appreciation Right shall otherwise have the same terms and conditions as an Option.  Any Stock Appreciation Right related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option.  In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right.  Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

Article 9 - Restricted Stock

Restricted Stock is an Award in the form of Shares issued with the restriction that the Participant may not sell, transfer, pledge or assign the Shares and with any other restrictions that the Committee may impose (including restrictions on the right to vote or receive cash dividends on the Shares) which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee shall determine.

Article 10 - Performance Awards

A Performance Award is an Award of Performance Units or Performance Shares which vests and becomes non-forfeitable based on performance criteria determined by the Committee to be achieved over a prescribed Performance Period.  An Award of Performance Shares is a number of units valued by reference to a designated number of Shares, and an Award of Performance Units is a number of units valued by reference to a designated amount of property other than Shares.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  Except as provided in Articles 12 and 14, Performance Awards will be distributed only after the end of the relevant Performance Period.  A Performance Period shall not be less than twelve months nor greater than five years.

Performance Awards may be paid in cash, Shares, other property or any combination of the foregoing, in the sole discretion of the Committee upon the grant of the Performance Award.  The performance levels which have been achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

Article 11 – Other Stock Unit Awards

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Stock Unit Awards”) may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine upon the grant of the Other Stock Unit Award.  Other Stock Unit Awards may be issued with such restrictions that the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee shall determine.  Shares purchased pursuant to Other Stock Unit Awards shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the Grant Date of such Award.

Article 12 - Termination of Employment

Except as otherwise provided in Article 19 or in an Award Agreement, the provisions of this Article 12 shall govern the rights of Participants to exercise Options following termination of employment.  If a Participant terminates employment for any reason other than Retirement,

Disability or death (i) any portion of the Participant’s Options which are exercisable on the date employment terminates may be exercised until the earlier of ninety days following termination of employment or the original Expiration Date of the Option, and (ii) any portion of an Option that is not exercisable on the date employment terminates shall be forfeited and canceled, except that if the reason for the termination of employment is a Company Action, then the Option shall become immediately exercisable for the period specified in clause (i) with respect to the number of Shares determined by the following formula, and shall be forfeited and canceled with respect to the remaining Shares:

Shares	Original Shares		Number of Completed Months Prior to
Exercisable =	Granted	X	Termination of Employment Since Granted
Number of Complete Months from Grant Date to Full Exercisability of Option

Minus: Number of Shares Exercisable Prior to Termination of Employment

Upon termination of employment by reason of Retirement or Disability, any portion of a Participant’s Option that is then outstanding shall, to the extent not then exercisable, be immediately forfeited and canceled in its entirety. To the extent that an Option is exercisable on the date of a Participant’s Retirement or Disability, the Option will remain exercisable until the original Expiration Date of the Option. Notwithstanding the foregoing, if a Participant terminates employment pursuant to a Company Action under circumstances that also constitute Retirement for such Participant, then any portion of any Option of the Participant which becomes exercisable by reason of this Article 12 along with any portion of any Option of the Participant which is exercisable on the date of termination of employment shall be exercisable, until the original Expiration Date of the relevant Option. Upon the death of a Participant, the outstanding portion of such Participant’s Option shall, to the extent not then exercisable, become immediately exercisable in full and the Option shall remain exercisable until the original Expiration Date of the Option.  The Committee or its Delegate may, in its sole discretion, waive or modify the application of this Article 12 in the case of any individual Participant.  This Article 12 applies only to Options; however the Committee may provide for similar treatment of other forms of Awards at the time that the Award is granted.

Article 13 – Nonassignability/Deferral

(i)             No Award shall be assigned or transferred by a Participant who is an Employee other than by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by such Participant or his or her guardian or legal representative; provided, however, that an Option granted under the Plan to an Employee may be assigned or transferred to the extent determined by the Committee and set forth in the applicable Award Agreement.

(iii)       To the extent permitted by the Deferral Plan, a Participant may elect to have all or a portion of any Award deliverable under this Plan credited to the deferred compensation account of such Participant under the Deferral Plan to be held in, respectively, the Company Shares and cash portions of such account.

Article 14 - Change in Control Provisions

Notwithstanding any other provision of the plan to the contrary, but, with respect to Non-Employee Directors, subject to Article 19, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant and any Restricted Stock and Other Stock Unit Awards which are not then vested shall become vested and non-forfeitable to the full extent of the original grant.  If a Change in Control occurs or is to occur during a Performance Period, the Committee shall determine the extent to which Performance Awards shall vest or shall be adjusted in accordance with Article 3(c) in the event of a Change in Control.  This determination shall be made by individuals who are members of the Incumbent Board, as defined in the definition of Change in Control in Article 1(h).

Article 15 - Reservation of Shares

The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of Shares shall relieve the Company of any liability in respect of the failure to issue or sell Shares as to which the requisite authority has not been obtained.

Article 16- Taxes

Where permitted by the Committee and set forth in the applicable Award Agreement, a Participant may request that the Company satisfy any applicable taxes in connection with an Award by withholding from payment to the Participant Shares (at minimum statutory rates only), or the Participant may deliver Shares (whether through actual delivery or attestation of sufficient ownership) to the Company to satisfy those obligations,  In addition, the Company and any Subsidiary shall have the right to condition the grant or exercise of any Award on a Participant’s payment of any applicable amounts required by a governmental agency to be withheld from payment to the Participant or paid or deducted by the Company or a Subsidiary in connection with an Award (“withholding tax”).  The Company and any Subsidiary shall also have the right to deduct any withholding tax from a Participant’s other compensation or to make any other arrangements to satisfy withholding tax obligations, including arrangements with one or more brokerage firms pursuant to cashless exercise procedures.  The Company and any Subsidiary shall further have the right to deduct from any payment under an Award under the Plan or from a Participant’s other compensation any tax or social insurance payment imposed on the Company or Subsidiary in connection with such Award.

Article 17 - Employees Based Outside of the United States

Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Committee or its Delegate, in its sole discretion, shall have the power and authority to (1) determine which Employees that are subject to the tax, employment and securities laws of nations other than the United States are eligible to participate in the Plan, (2) modify the terms and conditions of any Awards granted to such Employees (including the grant of Restricted Stock, Stock Appreciation Rights or some other comparable form of award (“Substitute Award”) in lieu of Options), and (3) establish subplans, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable; provided, however, that the Committee may not grant such Awards that do not comply with the limitations of Article 3.  Any subplans established under this Article 17 shall be attached to this Plan as Appendices.  The terms of this Plan applicable to Options shall apply with like effect to Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Other Stock Unit Awards and Substitute Awards to the extent legally permissible.

Article 18 - Rights to Continued Employment or Directorship

Neither this Plan nor any Award shall be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary.  No Participant shall have any claim to be granted any Award under the Plan or to include any Award or its value in any form of severance or similar pay, or in any benefit plan or program which by its terms does not specifically include the value of the Award.  There is no obligation of uniformity of treatment of Participants under the Plan.  This Plan is of limited duration and creates no ongoing obligation of the Company to provide any future benefit of similar nature or value.  Nothing in the Plan shall be deemed to create any obligation on the part of the Board or the Company to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director.

Article 19 – Non-Employee Director Awards

Notwithstanding any provision in the Plan to the contrary, the following terms shall apply with respect to Awards granted to Non-Employee Directors under the Plan:

(a)          Inaugural Grants

Non-employee Directors may receive such inaugural grants of Awards in the form of Shares, Restricted Stock or Options upon commencement of service on the Board as the Committee shall determine.

(b)          Retainer.

(i)                                     Commencing with the Annual Term beginning March 1, 2004, each Participant will receive fifty percent (50%) of his or her Retainer for each Annual Term in the form of a Stock Retainer, Restricted Stock or Option, as determined by the Committee, and may elect to receive all or any portion of the remaining fifty percent (50%) of such Retainer in the form of either a Stock Retainer or in cash; provided, that, to the extent deemed permissible by the Committee, each Non-Employee Director may elect to receive in lieu of any or all of any amount to be paid as a Stock Retainer a payment in the form of an Option for the number of Shares determined pursuant to Article 19(c).  Any such election shall be filed on a form prescribed by the Committee for this purpose and such election (or failure to elect) shall be irrevocable as of the last date by which such election was due to be filed with the Company.

(ii)                                  If any Non-Employee Director fails to notify the Secretary of the Company in writing by December 31 of the preceding Annual Term of the desired form of payment of the Retainer for the next Annual Term, then such Participant shall be deemed to have elected a Stock Retainer for fifty percent (50%) of the value of such Retainer, with the remaining 50% in cash

(iii)                               Any Shares constituting a Stock Retainer shall be payable automatically on March 1 of each Annual Term (or, if March 1 is not a Business Day, on the next succeeding Business Day), commencing March 1, 2004.  Payments for the cash portion, if any, of the Annual Retainer shall be made on the same day.  A Participant’s Stock Retainer shall consist of the largest number of whole Shares having a Fair Market Value, as of the date of payment, equal to the portion of the Retainer to be paid in Shares.  The Fair Market Value of any fractional share shall be paid in cash.

(iv)                              This Article 19 shall apply to any person who becomes a Non-Employee Director Participant other than at the beginning of an Annual Term (or the immediately preceding Annual Meeting) with respect to the Retainer determined by the Committee to be payable for such portion of such Annual Term which follows his or her appointment to the Board.  Such person shall make the election prescribed by Article 19(b)(i) no later than the 30th day following the effective date of his or her appointment to the Board.  The payment date for any cash portion of the Retainer and the date of grant for any Option or Stock Retainer shall be the first Business Day which occurs at least fifteen (15) calendar days after receipt by the Company of such election.

(c)                                  Options.

(i)                                     In the event that the Committee determines that a Non-Employee Director may elect to receive payment of all or any portion of the Retainer in the form of an Option, an Option shall be granted, on the terms and conditions described in this Plan, to purchase the largest number of whole Shares obtained by applying the following formula:

Number of Shares =	Multiplier X	Dollar Amount of Retainer to be paid as an Option Fair Market Value of a Share on March 1*

*or, if March 1 is not a Business Day, on the next succeeding Business Day.

“Multiplier” shall be a number (but need not be a whole number) to be determined by the Committee in its discretion in order to provide that any grant to a Director is equitable under the circumstances, including without limitation, prior grants awarded to such Director and grants awarded to other Directors; provided, however, that the Multiplier shall not be less than 1 nor greater than 5.

The value of any fractional share shall be paid in cash.

(ii)                                  Options shall be subject to the terms and conditions set forth in this Plan and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable.

(iii)                               The exercise price per Share under an Option shall be the Fair Market Value of a Share on the date of grant, subject to adjustment as prescribed in Article 3(b).

(iv)                              Options shall be vested and non-forfeitable on the Grant Date and be fully exercisable on the earliest of (i) the date which is six (6) months after the Grant Date, (ii) the occurrence of a Change in Control and (iii) the death of a Participant (any of the foregoing the “Exercise Date”).

(v)                                 Except as provided in this Article 19(c)(v) or as otherwise determined by the Committee and set forth in the applicable Award Agreement, an Option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Non-Employee Director, may be exercise only by such Non-Employee Director or his or her guardian or legal representative.  Notwithstanding the foregoing, an Award may be transferred by the Non-Employee Director, in accordance with rules established by the Company, to one or more members of the Non-Employee Director’s immediate family, to a partnership of which the only partners are members of such immediate family or to a trust established by the Non-Employee Director for the benefit of one or more members of such immediate family (each such transferee a “Permitted Transferee”).  For purposes of this Article 19, “immediate family” means a Non-Employee Director’s spouse, parents, children, grandchildren and spouses of children and grandchildren (including adopted children and grandchildren, as the case may be).  A Permitted Transferee may not further transfer the Award.  An Award transferred pursuant to this Article 19 shall remain subject to all of the provisions of the Plan and any Award Agreement with respect to such Award and may not be exercised by a Permitted Transferee unless and until all legal or regulatory approvals, listings, registrations, qualifications or other clearances as determined by the Company to be required or appropriate have been obtained.

(vi)                              A Non-Employee Director may, in accordance with procedures established by the Company, designate one or more beneficiaries to receive all of his or her rights to any unexercised Award and may change or revoke such designation at any time.  In the event of the death of the Non-Employee Director, any Award or portion thereof which is subject to such a designation shall be exercisable (to the extent such designation is determined by the Company to be valid, effective and enforceable) by the designated person or persons in accordance with this Plan and any Award Agreement.  Such determination by the Company shall be final and binding on all Persons, and the Company shall have no liability with respect to any Person with respect to such determination.

(vii)                                                                           Any Option may be exercised by the Participant in whole or in part at any time on or after the Exercise Date and before the expiration of such Option.  The Participant shall make payment of the Option price in cash or in Shares (whether through actual delivery or attestation of sufficient ownership) with a Fair Market Value equivalent to the exercise price for all of the Shares to be purchased upon exercise of the Option.  Subject to the other provisions of the Plan and any applicable Award Agreement, if permitted by the Committee, applicable accounting rules and applicable law, the Company may withhold Shares as payment of the exercise price for any Option.

Article 20 - Amendment of Plan

The Board may amend the Plan at any time and from time to time.  The Board may, at any time or from time to time, suspend or terminate this Plan in whole or in part.

No such amendment, suspension or termination of the Plan may, however, impair any Award granted prior to such amendment, suspension or termination, without the written consent of the affected Participant.

Shareholder approval of amendments to the Plan will be obtained where required to comply with applicable law and New York Stock Exchange regulations.

Article 21 - Term of Plan

The Plan shall become effective upon approval of the Plan by the stockholders of the Company (the “Effective Date”).

The Plan shall terminate on October 1, 2013 or at such earlier date as may be determined by the Board of Directors.  Termination of the Plan, however, shall not affect the rights of Participants under Awards previously granted to them, and all unexpired Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated pursuant to this Plan.

Article 22 - Code Section 162(m) Provisions

(a)  Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 22 is applicable to such Award under such terms as the Committee shall determine.  Notwithstanding any provision of the Plan other than Article 3(b), no Participant may receive, in any 36-month period during the Term beginning with the Effective Date, Awards with respect to more than, in each case in the aggregate, (i) 1,500,000 Shares, (ii) $15 million in cash, other securities of the Company or other forms of property, or (iii) Options or Stock Appreciation Rights on more than 5,000,000 Shares.

(b) If an Award, other than an Option or Stock Appreciation Right with an exercise price not less than 100% of the Fair Market Value of a Share on the date of grant, is subject to this Article 22, then the grant of cash, Shares or other property shall be subject to the Company attaining specified levels of one or any combination of the following for the Performance Period:  Net Income; net cash provided by operating activities; earnings per Share from continuing operations; operating income; revenues; gross margin; return on operating assets; return on equity; economic value added; stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); or cost control, of the Company or the Subsidiary or division of the Company for or within which the Covered Employee is primarily employed (collectively, the “Performance Goals”).  The Committee shall establish the Performance Goals within 90 days following the date of commencement of the applicable Performance Period, or by such earlier time as is prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered “pre-established.” The Committee, may, in its discretion, reduce the amount of any Award subject to this Article 22 based on such criteria as it shall determine, including but not limited to individual merit.

(c)  Notwithstanding any contrary provision of the Plan other than Article 14, the Committee may not adjust upwards the amount payable pursuant to any Award subject to this Article 22, nor may it waive the achievement of the applicable Performance Goal contained in Article 22(b), except in the case of the death or disability of a Participant.

(d)  Prior to the payment of any Award subject to this Article 22, the Committee shall certify in writing that the applicable Performance Goal applicable to such Award was met.

(e)  The Committee shall have the power to impose such other restrictions on Awards subject to this Article 22 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

Article 23 – Form of Shares and Restricted Stock Awards

Shares issued or delivered under the Plan and any Restricted Stock Award may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.  All shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Article 24 – Postponement of Issuance and Delivery

The issuance or delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under Federal securities laws, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

Article 25 - Severability

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Company, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Article 26 - Governing Law

The Plan and the validity and construction of any Awards granted hereunder shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 26th day of February, 2004.

For Avaya Inc.

By:
Maryanne DiMarzo
Senior Vice President - Human Resources

Attest:
Pamela Craven
Senior Vice President, General Counsel & Secretary